Exhibit 99.1

Leafly Holdings, Inc. Reports Third Quarter 2024 Financial Results

Delivered Q3 2024 revenue of $8.4 million

Reported net loss of $1.1 million and adjusted EBITDA 1 of $0.4 million

SEATTLE--(BUSINESS WIRE)-- November 7, 2024 --Leafly Holdings, Inc. (“Leafly” or “the Company”) (NASDAQ: LFLY), a leading online cannabis discovery marketplace and resource for cannabis consumers, today announced financial results for its third quarter ended September 30, 2024.

"With two consecutive quarters of positive adjusted EBITDA and a retail business that has largely reached a point of stabilization, we’re poised to capitalize on the growth opportunities ahead,” said Leafly CEO Yoko Miyashita. “We’ll continue our laser focus on building a lean and efficient business operation to capitalize on the stabilizing revenue trajectory of the retail business.”

Management Commentary on the Business

In the third quarter, Leafly reported retail revenue that was essentially flat on a sequential quarter basis and ending retail account declines that flattened sequentially. We believe the most significant challenges in the retail business are behind us, having largely reached stabilization in our retail revenue, and are looking to grow from this new base of business. Retail revenue benefited from targeted price increases on both subscriptions and add-on products, as well as a reduction in account churn. Brand revenue is impacted by seasonal spending and was more subdued in the third quarter, as expected. Brand revenue is typically stronger in the fourth quarter due to holiday-related marketing spend.

Diligent management of operating costs, as well as collections recovery efforts, continue to be a focus. Success in both of these areas in the quarter led to a positive adjusted EBITDA of $0.4 million, the second quarter in a row of achieving this result. We remain focused on running a lean and efficient business to build our momentum in driving positive adjusted EBITDA.

Third Quarter Financial Results

Revenue and gross margin:

•
Revenue was $8.4 million, compared to $10.6 million in Q3 2023. Retail revenue was $7.4 million, compared to $9.3 million in Q3 2023. Brand revenue was $1.0 million, compared to $1.3 million in Q3 2023.
•
The year-over-year declines in revenue were primarily due to the decline in ending retail accounts coupled with reduced spend by our customers due to their budget constraints.
•
Gross margin was 89%, consistent with gross margin reported in Q3 2023.

Operating expenses, net loss & adjusted EBITDA:

•
Total operating expense was $8.0 million, a 27% reduction from $10.9 million in Q3 2023, reflecting operational rigor and continued focus on cost discipline.
•
Net loss was $1.1 million, compared to net loss of $2.2 million for Q3 2023.
•
Adjusted EBITDA1, a non-GAAP measure, was $0.4 million compared to $(0.2) million in Q3 2023.

“Our highest priority is addressing the maturity of our convertible notes, which are due in January 2025. We are actively working on resolving this issue, and remain focused on reducing cash burn and running the business efficiently,” said Suresh Krishnaswamy, CFO of Leafly. “With the business on a firmer footing, we are targeting growth next year.”

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1.
The non-GAAP financial measures EBITDA and adjusted EBITDA are presented in this release. See the reconciliations of such non-GAAP financial measures to their most comparable GAAP measures in the table included in this release below.

Key Performance Metrics2

Ending retail accounts declined 20% year over year to 3,554 compared to Q3 2023, and 1% sequentially from Q2 2024. The declines are primarily due to customers’ budget constraints and Leafly’s work to remove non-paying customers from the platform over the last twelve months. Retailer average revenue per account ("ARPA") increased 8% to $695 primarily due to the removal of lower ARPA accounts from the platform, coupled with targeted price increases on Leafly products over the last twelve months.

	Three Months Ended September 30,
	2024	2023	Change	Change (%)

Ending retail accounts	3,554	4,466	(912)	-20%
Retailer ARPA	$695	$644	$51	8%

Cash and Liquidity

The Company ended the quarter with $13.6 million in cash, excluding restricted cash, unchanged compared to $13.6 million at the end of Q2 2024. During the third quarter, the Company raised $1.1 million in capital through its at-the-market offering program. In addition, the company paid $1.2 million in cash interest on its outstanding convertible notes. The Company continues its work with PGP Capital Advisors and The Benchmark Company as co-advisors to explore financing and strategic opportunities and other various options to improve its liquidity and balance sheet.

Nasdaq Listing Status

On October 10, 2024, Leafly filed an 8-K with the SEC that provided an update on the status of its continued listing on Nasdaq. The Company is not in compliance with the listing standards and has timely requested a hearing to appeal the delisting. Any suspension or delisting action has been stayed pending a scheduled hearing in early December 2024 and a final written decision from Nasdaq.

Financial Outlook

The Company will not be providing guidance for 4Q 2024 and full year 2024 and has not previously provided guidance for these periods. The Company is focused on restructuring its outstanding convertible notes due January 31, 2025. Until a resolution on its outstanding maturity can be reached, the Company continues to disclose substantial doubt regarding its ability to continue as a going concern.

Leafly will not be hosting an earnings call today as management is focused on running the business and resolving the outstanding notes due in January.

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2.
Ending retail accounts and ARPA are key performance metrics that management uses to analyze and measure the Company’s financial performance and results of operations. Please see “Definitions of Key Performance Metrics” below for a further explanation of the use and how these metrics are calculated.

About Leafly

Leafly helps millions of people discover cannabis each year. Leafly's powerful tools help shoppers make informed purchasing decisions and empower cannabis businesses to attract and retain loyal customers through advertising and technology services. Learn more at Leafly.com or download the Leafly mobile app through Apple’s App Store or Google Play.

Definitions of Key Performance Metrics

Ending retail accounts

Ending retail accounts is the number of paying retailer accounts with Leafly as of the last month of the respective period. Retail accounts can include more than one retailer. We believe this metric is helpful for investors because it represents a portion of the volume element of our revenue and provides an indication of our market share. Management believes this metric offers useful information in understanding consumer behavior, trends in our business, and our overall operating results.

Retailer average revenue per account (“ARPA”)

Retailer ARPA is calculated as monthly retail revenue, on an account basis, divided by the number of retail accounts that were active during that same month. An active account is one that had an active paying subscription with Leafly in the month. We believe this metric is helpful for investors because it represents the price element of our revenue. Management believes this metric offers useful information in understanding consumer behavior, trends in our business, and our overall operating results.

Given that each of ending retail accounts and retailer ARPA are operational measures and that the Company’s methodology for calculating these measures does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission (the "SEC"), a quantitative reconciliation for each is not required or provided.

Cautionary Statement Regarding Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the services offered by Leafly and the markets in which Leafly operates, business strategies, performance metrics, industry environment, potential growth opportunities, projected future results, financial outlook, expected results from cost saving measures, management objectives, and initiatives undertaken to improve our liquidity and capitalization. These forward-looking statements generally are identified by the words “believe,” “expect,” “intend,” “future,” “forecast,” “outlook,” “may,” “will,” "continue,” "potential," and similar expressions (including the negative versions of such words or expressions).

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions as of the date of this release and, as a result, are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by the cautionary statements contained herein. These cautionary statements are being made pursuant to federal securities laws with the intention of obtaining the benefits of the “safe harbor” provisions of such laws.

There may be events in the future that Leafly is not able to predict accurately or over which it has no control. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release. The risks and uncertainties described in the “Risk Factors” section of Leafly’s Annual Report on Form 10-K for the year ended December 31, 2023 filed by Leafly with the SEC on April 1, 2024, and in the other documents filed by Leafly from time to time with the SEC provide examples of risks, uncertainties and events that may cause actual results to differ materially from the expectations described by Leafly in such forward-looking statements.

These examples include, but are not limited to:

•
the substantial doubt regarding our ability to continue as a going concern because we do not currently have the ability to repay our convertible notes due in January 2025;
•
Leafly’s ability to maintain the listing of Leafly’s shares of common stock and warrants on the Nasdaq Capital Market, which will be subject to certain approvals by the Nasdaq;
•
Leafly’s ability to raise sufficient capital or obtain financing or secure other sources of liquidity in the future to execute its business plan and pay its debt and other obligations when due;

•
the size, demands and growth potential of the markets for Leafly’s products and services and Leafly’s ability to serve those markets;
•
the impact of macro-economic conditions, including the resulting effect on consumer spending at local cannabis retailers and the level of advertising spending by such retailers;
•
the degree of market acceptance and adoption of Leafly’s products, services and pricing changes;
•
Leafly’s ability to attract and retain customers;
•
Leafly’s success in retaining or recruiting officers, key employees or directors;
•
the impact of the regulatory environment and complexities with compliance related to such environment, including compliance with restrictions imposed by federal (under which cannabis is illegal) or applicable state law and slower legalization efforts at the state level; and
•
other factors impacting Leafly’s business, operations and financial performance.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Leafly assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Leafly does not give any assurance that it will achieve its expectations.

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED

(in thousands, except per share amounts)

	September 30, 2024	December 31, 2023
ASSETS		(Audited)
Current assets
Cash and cash equivalents	$13,567	$15,293
Accounts receivable, net of allowance for credit loss of $454 and $1,398, respectively	1,922	2,635
Prepaid expenses and other current assets	1,339	1,074
Total current assets	16,828	19,002
Property, equipment, and software, net	2,604	2,554
Restricted cash - long-term portion	248	251
Other assets	—	28
Total assets	$19,680	$21,835

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Convertible promissory notes, net	$29,228	$—
Accounts payable	567	813
Accrued expenses and other current liabilities	2,505	2,503
Deferred revenue	1,775	1,764
Total current liabilities	34,075	5,080

Non-current liabilities
Convertible promissory notes, net	—	29,085
Other long-term liabilities	79	128
Total non-current liabilities	79	29,213
Total liabilities	34,154	34,293

Commitments and contingencies

Stockholders' deficit
Preferred stock	—	—
Common stock	—	—
Treasury stock	(31,663)	(31,663)
Additional paid-in capital	96,188	93,403
Accumulated deficit	(78,999)	(74,198)
Total stockholders' deficit	(14,474)	(12,458)
Total liabilities and stockholders' deficit	$19,680	$21,835

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - UNAUDITED

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue	$8,353	$10,583	$26,123	$32,507
Cost of revenue	904	1,163	2,839	3,747
Gross profit	7,449	9,420	23,284	28,760
Operating expenses
Sales and marketing	2,149	2,563	7,143	10,326
Product development	2,205	2,533	6,995	8,133
General and administrative	3,642	5,799	12,087	17,475
Total operating expenses	7,996	10,895	26,225	35,934
Loss from operations	(547)	(1,475)	(2,941)	(7,174)
Interest expense, net	(629)	(720)	(1,874)	(2,157)
Other income (expense), net	37	(15)	14	288
Net loss	$(1,139)	$(2,210)	$(4,801)	$(9,043)

Net loss per share:
Basic	$(0.46)	$(1.10)	$(2.05)	$(4.58)
Diluted	$(0.46)	$(1.10)	$(2.05)	$(4.58)

Weighted average shares outstanding:
Basic	2,502,109	2,010,644	2,342,282	1,974,057
Diluted	2,502,109	2,010,644	2,342,282	1,974,057

LEAFLY HOLDINGS, INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED

(in thousands)

	Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net loss	$(4,801)	$(9,043)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,030	697
Stock-based compensation expense	1,629	2,235
Bad debt expense	460	2,350
(Gain) loss on disposition of assets	(2)	63
Noncash amortization of debt discount	436	409
Noncash change in fair value of derivatives	(42)	(295)
Other	(1)	(1)
Changes in operating assets and liabilities:
Accounts receivable	253	(2,461)
Prepaid expenses and other current assets	1,162	(467)
Accounts payable	(246)	(16)
Accrued expenses and other current liabilities	(205)	(3,246)
Deferred revenue	11	137
Net cash used in operating activities	(316)	(9,638)

Cash flows from investing activities
Additions of property, equipment, and software	(1,080)	(1,042)
Proceeds from sale of property and equipment	2	27
Net cash used in investing activities	(1,078)	(1,015)

Cash flows from financing activities
Issuance of common stock under ESPP	24	168
Tax payments related to shares retired for vested restricted stock units	(68)	—
Repayments of related party payables	(90)	1
Repayments of short-term financing arrangements	(1,109)	—
Net proceeds from sale of stock via ATM Offering	908	—
Net cash (used in) provided by financing activities	(335)	169

Net decrease in cash, cash equivalents, and restricted cash	(1,729)	(10,484)
Cash, cash equivalents, and restricted cash, beginning of period	15,544	25,202
Cash, cash equivalents, and restricted cash, end of period	$13,815	$14,718

LEAFLY HOLDINGS, INC

NON-GAAP FINANCIAL MEASURES - UNAUDITED

(in thousands)

Earnings Before Interest, Taxes and Depreciation and Amortization (EBITDA) and Adjusted EBITDA

To provide investors with additional information regarding our financial results, we have disclosed EBITDA and Adjusted EBITDA, both of which are non-GAAP financial measures that we calculate as net loss before interest, taxes and depreciation and amortization expense in the case of EBITDA and further adjusted to exclude non-cash, unusual and/or infrequent costs in the case of Adjusted EBITDA. Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and from EBITDA to Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because these metrics are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider either in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and both EBITDA and Adjusted EBITDA do not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and
•
EBITDA and Adjusted EBITDA do not reflect interest or tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results.

A reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net loss	$(1,139)	$(2,210)	$(4,801)	$(9,043)
Interest expense, net	629	720	1,874	2,157
Depreciation and amortization expense	378	276	1,030	697
EBITDA	(132)	(1,214)	(1,897)	(6,189)
Stock-based compensation	424	997	1,629	2,235
Transaction related expenses - strategic alternatives, reverse stock split	100	55	304	55
Reduction in force	—	—	—	754
Change in fair value of derivatives	(14)	(14)	(42)	(295)
Adjusted EBITDA	$378	$(176)	$(6)	$(3,440)

Contacts

Media

pr@leafly.com

Investors

ir@leafly.com

Source: Leafly Holdings, Inc.